WILBUR A. COWETT INCORPORATED

                           AGREEMENT AND PLAN OF MERGER

                                   by and among

                             AMERICAN BILTRITE INC.,

                         ZIRCONIA ACQUISITION CO., INC.,

                          WILBUR A. COWETT INCORPORATED

                                      and

                                WILBUR A. COWETT

                                dated May 3, 1995


                                    ARTICLE I

                          THE MERGER AND RELATED MATTERS

          1.1.  General; Voting Rights  . . . . . . . . . . . . . .    1
          1.2.  Delivery of Consideration . . . . . . . . . . . . .    2
          1.3.  Conversion of Company Stock . . . . . . . . . . . .    2
          1.4.  Surviving Corporation . . . . . . . . . . . . . . .    3
          1.5.  Effects of the Merger . . . . . . . . . . . . . . .    3
          1.6.  Organizational Documents  . . . . . . . . . . . . .    3
          1.7.  Directors and Officers  . . . . . . . . . . . . . .    3
          1.8.  Effective Time  . . . . . . . . . . . . . . . . . .    4
          1.9.  Tax Consequences  . . . . . . . . . . . . . . . . .    4
          1.10. Closing . . . . . . . . . . . . . . . . . . . . . .    4

                                    ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

          2.1.  Corporate Organization  . . . . . . . . . . . . . .    5
          2.2.  Authorization . . . . . . . . . . . . . . . . . . .    5
          2.3.  Capitalization and Ownership of Company Shares  . .    6
          2.4.  Company's Assets  . . . . . . . . . . . . . . . . .    6
          2.5.  Balance Sheet . . . . . . . . . . . . . . . . . . .    6
          2.6.  Subordinated Promissory Notes . . . . . . . . . . .    7
          2.7.  Tax Returns . . . . . . . . . . . . . . . . . . . .    7
          2.8.  Ownership of Partnership Interest . . . . . . . . .    7
          2.9.  Consents and Approvals; Non-Contravention . . . . .    7
          2.10.  Access to Parent Information . . . . . . . . . . .    8
          2.11.  Stockholder's Status and Investment Intent . . . .    8
          2.12. Tax-Free Reorganization Treatment . . . . . . . . .    8

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PARENT

          3.1.  Corporate Organization  . . . . . . . . . . . . . .   10
          3.2.  Authorization . . . . . . . . . . . . . . . . . . .   10
          3.3.  Authorization and Issuance of ABI Shares  . . . . .   10
          3.4.  Consents and Approvals; Non-Contravention . . . . .   11
          3.5.  Tax-Free Reorganization Treatment . . . . . . . . .   11

                                    ARTICLE IV

                             COVENANTS OF THE PARTIES

          4.1.  Conduct of Business Pending the Closing . . . . . .   12
          4.2.  Listing on American Stock Exchange  . . . . . . . .   12
          4.3.  Related Agreements and Instruments  . . . . . . . .   12

                                    ARTICLE V

                     CONDITIONS TO THE OBLIGATIONS OF PARENT

          5.1.  Representations and Warranties  . . . . . . . . . .   13
          5.2.  Performance . . . . . . . . . . . . . . . . . . . .   13
          5.3.  Officer's Certificate . . . . . . . . . . . . . . .   13
          5.4.  No Injunction . . . . . . . . . . . . . . . . . . .   13

                                    ARTICLE VI

                   CONDITIONS TO THE OBLIGATIONS OF STOCKHOLDER

          6.1.  Representations and Warranties  . . . . . . . . . .   13
          6.2.  Performance . . . . . . . . . . . . . . . . . . . .   14
          6.3.  Officer's Certificate . . . . . . . . . . . . . . .   14
          6.4.  No Injunction . . . . . . . . . . . . . . . . . . .   14

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

          7.1.  Securities Legend; Stop Transfer Instructions . . .   14
          7.2.  Further Assurances  . . . . . . . . . . . . . . . .   15
          7.3.  Access to Information . . . . . . . . . . . . . . .   15

                                   ARTICLE VIII

                             EMPLOYEE BENEFIT MATTERS

          8.1.  Benefit Plans . . . . . . . . . . . . . . . . . . .   15
          8.2.  Employees . . . . . . . . . . . . . . . . . . . . .   16
          8.3.  Group Health Plans -- COBRA . . . . . . . . . . . .   17
          8.4.  The Company's DB Plan . . . . . . . . . . . . . . .   17

                                    ARTICLE IX

                           SURVIVAL AND INDEMNIFICATION

          9.1.  Survival  . . . . . . . . . . . . . . . . . . . . .   18
          9.2.  Indemnification . . . . . . . . . . . . . . . . . .   18
          9.3.  Procedure for Indemnification . . . . . . . . . . .   19

                                    ARTICLE X

                                GENERAL PROVISIONS

          10.1.  Amendment and Waiver . . . . . . . . . . . . . . .   20
          10.2.  Expenses . . . . . . . . . . . . . . . . . . . . .   20
          10.3.  Notices  . . . . . . . . . . . . . . . . . . . . .   21
          10.4.  Entire Agreement; Binding Effect . . . . . . . . .   21
          10.5.  Applicable Law . . . . . . . . . . . . . . . . . .   22
          10.6.  Parties in Interest  . . . . . . . . . . . . . . .   22
          10.7.  Counterparts . . . . . . . . . . . . . . . . . . .   22
          10.8.  Headings; Pronouns and Conjunctions  . . . . . . .   22
          10.9.  Severability . . . . . . . . . . . . . . . . . . .   22

          Exhibit A -- Form of Certificate of Merger
          Schedule A -- Conduct of Business Pending the Closing



                           AGREEMENT AND PLAN OF MERGER

                    THIS AGREEMENT AND PLAN OF MERGER is made and entered into this 3rd day of May, 1995, by and among American Biltrite Inc., a Delaware corporation ("Parent"), Zirconia Acquisition Co., Inc., a New York corporation and a wholly owned subsidiary of Parent ("SUB"), Wilbur A. Cowett Incorporated, a New York corporation (the "Company") and Wilbur A. Cowett ("Stockholder").

                    WHEREAS, the Company is a limited partner of K&M Associates L.P., a Rhode Island limited partnership (the "Partnership"); and

                    WHEREAS, Stockholder is the owner of 2,000 shares of the Company's Class A Common Stock, par value $10.00 per share (the "Class A Stock") and 500 shares of the Company's Class B Common Stock, par value $10.00 per share (the "Class B Stock" and together with the Class A Stock, the "Company Stock"), which represents all of the issued and outstanding capital stock of the Company; and

                    WHEREAS, Parent desires to acquire the Company upon the terms and subject to conditions set forth in this Agreement;

                    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                          THE MERGER AND RELATED MATTERS

                    1.1. General; Voting Rights. This Agreement and the form of Certificate of Merger attached hereto as Exhibit A provide for a merger (the "Merger") of the Company with and into SUB. In the Merger, it is contemplated that the then outstanding shares of the Company Stock will be converted at the Effective Time (as hereinafter defined) into the right to receive, at the Closing (as hereinafter defined), the Consideration (as hereinafter defined). The Company's Certificate of Incorporation provides that the holders of Class B Stock possess sole voting power for the election of directors and for all other purposes, except as otherwise provided by the New York Business Corporate Law ("NYBCL").

                    1.2. Delivery of Consideration. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties, covenants and agreements of Stockholder contained herein, at the Closing, Parent shall deliver to Stockholder the consideration (the "Consideration") in an amount equal to the sum of the following: (a) $1,176,523.55, plus (b) $700,000, representing the aggregate principal amount outstanding under three (3) separate subordinated promissory notes originally issued by the Partnership to Stockholder on March 31, 1989, March 31, 1992 and March 31, 1993, respectively (the "Subordinated Promissory Notes"), plus (c) the amount of the Company's cash assets in excess of liabilities (which assets and liabilities, for purposes of determining the amount of the Consideration, shall be determined without reference to any tax liability of the Company attributable to its ownership of a profits interest in the Partnership subsequent to March 31, 1995 and to any Special Return allocable to it under the Amended and Restated Agreement of Limited Partnership of the Partnership subsequent to March 31, 1995), as of the Effective Time, plus (d) an amount equal to the sum of the amounts computed on the basis of a 360-day year of 30-day months for each month commencing April 1, 1995 through the Effective Time by multiplying $1,176,523.55 by one-twelfth of a percentage equal to 1% greater than the annual base lending rate charged by The First National Bank of Boston on the last business day of each such month. The Consideration shall be paid in the form of shares (the "ABI Shares") of Parent's common stock, no par value per share ("ABI Common Stock"), issued in the name of Stockholder, having a value equal to 57% of the Consideration (rounded to the nearest whole share) and cash in an amount equal to the balance of the Consideration (the "Cash Portion of the Purchase Price").
          For purposes of determining the number of ABI Shares representing 57% of the Consideration, the value of the ABI Shares shall be based upon the average of the high and low prices of such shares on the American Stock Exchange as reported by The Wall Street Journal for the 15 trading days immediately preceding the Effective Time on which there is trading in ABI Common Stock on the American Stock Exchange.

                    1.3. Conversion of Company Stock. The shares of Company Stock issued and outstanding immediately prior to the Effective Time other than shares of Company Stock which are held by the Company or by Parent or any subsidiary of Parent (which shares will be cancelled at the Effective Time) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive the Consideration.

                    1.4. Surviving Corporation. In accordance with the provisions of this Agreement and the NYBCL, at the Effective Time, the Company shall be merged with and into SUB, and SUB shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of New York. At the Effective Time, the name of the Surviving Corporation shall be changed to WCI Incorporated. The separate corporate existence of the Company shall terminate at the Effective Time.

                    1.5. Effects of the Merger. The Merger shall have the effects set forth in the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and SUB shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and SUB shall become the debts, liabilities and duties of the Surviving Corporation.

                    1.6. Organizational Documents. The Certificate of Incorporation of SUB, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law, except that Article 1 of such Certificate of Incorporation shall be amended to change the name from Zirconia Acquisition Co., Inc. to WCI Incorporated. The By-Laws of SUB, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, until amended as provided by law and the express terms of the By-Laws. At the Closing, Stockholder or the Company shall deliver or cause to be delivered to Parent the stock book, stock ledger, minute book and corporate seal, if any, of the Company.

                    1.7. Directors and Officers. The directors and officers of the Surviving Corporation shall consist of the directors and officers of SUB immediately prior to the Effective Time, each to hold office in accordance with NYBCL, the Certificate of Incorporation of the Surviving Corporation and the By-Laws of the Surviving Corporation.

                    1.8. Effective Time. The Merger shall be effected by the filing of the Certificate of Merger by the Department of State of the State of New York on August 31, 1995. The term "Effective Time" shall be the date when the Merger becomes effective.

                    1.9. Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

                    1.10. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 A.M., local time, within 5 business days after Stockholder's delivery to Parent of a balance sheet for the Company as of the Effective Time (the "Balance Sheet"), which Balance Sheet shall be delivered by Stockholder to Parent within 15 days after the Effective Time, or at such other time and place as may be agreed upon by the parties. The time and date of the Closing is sometimes referred to herein as the "Closing Date." At the Closing, Parent shall deliver to Stockholder, in addition to the Consideration, cash in an amount equal to the sum of
          (a) interest from the Effective Time to the Closing Date with respect to the Cash Portion of the Purchase Price computed on the basis of a 360-day year of 30-day months at an annual rate equal to the base lending rate charged by The First National Bank of Boston, as in effect at the Effective Time, and (b) an amount equal to any dividends which would have been payable by Parent with respect to the ABI Shares had Stockholder been the holder of record of the ABI Shares as of the Effective Time, but which were not payable to Stockholder because the record date for such dividends falls between the Effective Time and the date on which the ABI Shares are issued to Stockholder.

                                    ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

                    Stockholder hereby represents and warrants to Parent and SUB as follows:

                    2.1. Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. The copies of the Certificate of Incorporation and By-Laws of the Company heretofore delivered to Parent are complete and correct copies of such instruments as presently in effect.

                    2.2.  Authorization.

                         (a) Stockholder has the requisite capacity to enter into this Agreement and the other agreements, documents or instruments to be executed and delivered by Stockholder pursuant hereto (the "Additional Stockholder's Documents") and to carry out the transactions contemplated hereby and thereby. When fully executed and delivered, this Agreement and each of the Additional Stockholder's Documents will constitute the valid and binding agreements of Stockholder, enforceable against Stockholder in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                         (b) The Company has full corporate power and authority to enter into this Agreement and the other documents or instruments to be executed and delivered by the Company pursuant hereto (the "Additional Company Documents") and to carry out the transactions contemplated hereby and thereby. The Board of Directors and sole stockholder of the Company have taken all action required by law, the Company's Certificate of Incorporation, its By-Laws or otherwise to be taken by each of them to authorize the execution and delivery of this Agreement and the Additional Company Documents and the consummation of the transactions contemplated hereby and thereby. When fully executed and delivered, this Agreement and the Additional Company Documents will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                    2.3. Capitalization and Ownership of Company Shares. As of the date and time of execution of this Agreement, the authorized capital stock of the Company consists of 2,500 shares (the "Company Shares") of Company Stock, all of which are issued and outstanding. Stockholder has good and valid title to the Company Shares, which are issued of record to him. All issued and outstanding Company Shares have been validly issued, are fully paid and nonassessable and free and clear of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature ("Liens"), preemptive rights or other restrictions with respect thereto. There are no securities outstanding which are convertible into or exercisable or exchangeable for shares of capital stock of the Company, and there are no outstanding options, rights, contracts, warrants, subscriptions, conversion rights or other agreements or commitments pursuant to which the Company may be required to purchase, redeem, issue or sell any shares of capital stock or other securities of the Company or in any way relating to the issuance or voting of any capital stock or other securities of the Company.

                    2.4. Company's Assets. As of the Effective Time, the cash assets of the Company, before taking into account the Company's interest in the Partnership (including its profits interest and capital account) and the Subordinated Promissory Notes, will exceed its liabilities.

                    2.5. Balance Sheet. The Balance Sheet will fairly present the financial position of the Company and will be prepared in conformity with generally accepted accounting principles, applied on a consistent basis. Other than those liabilities which are accrued or reserved against or disclosed in the Balance Sheet, there will be no liabilities or obligations of the Company.

                    2.6. Subordinated Promissory Notes. The Company owns the Subordinated Promissory Notes, free and clear of any Liens or other restrictions. To the best of Stockholder's knowledge, the Notes are valid and binding and enforceable against the Partnership in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                    2.7. Tax Returns. All tax (or similar) returns required to be filed by the Company on or before the Effective Time in any jurisdiction have been or will be timely filed by the Effective Time, other than those filings being contested in good faith and for which adequate reserves with respect thereto are maintained on the books of the Company in accordance with generally accepted accounting principles, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from the Company have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

                    2.8. Ownership of Partnership Interest. The Company has good and valid title to its interest in the Partnership, free and clear of any Liens or other restrictions, except those, if any, set forth in the Partnership Agreement.

                    2.9. Consents and Approvals; Non-Contravention. Neither the execution, delivery or performance of this Agreement or of any of the Additional Stockholder's Documents, nor the consummation by Stockholder or the Company of the transactions contemplated hereby or thereby, nor compliance by Stockholder or the Company with any of the provisions hereof or thereof will (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company, (b) to the best knowledge of Stockholder, require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) require any consent, approval or authorization under any contract, lease or other agreement,
          (d) to the best knowledge of Stockholder, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or the Company or any of their respective properties or assets or (e) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or any loss of a material benefit) under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the respective properties or assets of Stockholder or the Company under, any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Stockholder or the Company is a party or by which Stockholder or the Company or any of their respective properties or assets may be bound, except, in the case of clauses (c) or (e), for such consents, approvals or authorizations or violations, breaches, defaults or Liens which would not materially impair the ability of Stockholder to perform his obligations hereunder and which would not, either individually or in the aggregate, have a material adverse effect on the Company.

                    2.10. Access to Parent Information. Stockholder has been furnished by Parent during the course of this transaction with all information regarding Parent which he had requested. All documents that have been reasonably requested by Stockholder have been made available for Stockholder or Stockholder's counsel's inspection and review. Stockholder has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Parent concerning the terms and conditions of the issuance and delivery of the ABI Shares to him by Parent in the Merger. Any other additional information which he has requested has been provided.

                    2.11. Stockholder's Status and Investment Intent. Stockholder is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The ABI Shares being issued and delivered to Stockholder hereunder are being acquired for his own account, for investment for an indefinite period of time, not as nominee or agent for any other person, firm or corporation and not for distribution or resale to others.

                    2.12. Tax-Free Reorganization Treatment. In connection with the intended treatment of the Merger as a reorganization within the meaning of Section 368(a) of the
          Code:

                         (a)  Stockholder has no plan or intention to
          sell, exchange or otherwise dispose of a number of ABI Shares that would reduce Stockholder's ownership of ABI Common Stock to a number of ABI Shares having a value, as of the Effective Time, of less than 50% of the value of the outstanding Company Shares immediately prior to the Effective Time. For purposes of this representation, Company Shares exchanged for cash or other property in the Merger will be treated as outstanding Company Shares immediately prior to the Effective Time. Moreover, Company Shares and shares of ABI Common Stock held by Stockholder and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this representation;

                         (b)  Following the Merger, SUB will hold at
          least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets owned by the Company immediately prior to the Merger. For purposes of this representation, cash or other property paid by the Company to Stockholder, amounts used by the Company to pay Merger expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company, if any, will be included as assets of the Company immediately prior to the Merger;

                         (c) Any liabilities of the Company assumed by SUB in the Merger and any liabilities to which the assets of the Company transferred in the Merger are subject have been incurred by the Company in the ordinary course of its business;

                         (d)  The Company has no plan or intention to
          issue additional Company Shares that would result in Parent losing control of the Company within the meaning of Section 368(c)(1) of the Code;

                         (e)  At the Effective Time, the Company will
          not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Company Shares that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as defined in Section 368(c)(1) of the Code; and

                         (f)  There is no intercorporate indebtedness
          between the Company and Parent that was issued, acquired or settled at a discount.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PARENT

                    Parent hereby represents and warrants to Stockholder as follows:

                    3.1.  Corporate Organization.  Parent is a
          corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SUB is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The copies of the Certificate of Incorporation and By-Laws of SUB heretofore delivered to Stockholder are complete and correct copies of such instruments as presently in effect.

                    3.2. Authorization. Parent and SUB each has the requisite corporate power and authority to enter into this Agreement and the other agreements, documents or instruments to be executed and delivered by Parent or SUB pursuant hereto (the "Additional Parent's Documents") and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Additional Parent's Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Parent and SUB and the sole stockholder of SUB, and no other corporate proceedings on the part of Parent and, where applicable, SUB or their respective stockholders are necessary to authorize the execution and delivery of this Agreement and the Additional Parent's Documents and the consummation of the transactions contemplated hereby and thereby. When fully executed and delivered, this Agreement and each of the Additional Parent's Documents will constitute the valid and binding agreements of Parent and, where applicable, SUB, enforceable against Parent and SUB, respectively, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                    3.3. Authorization and Issuance of ABI Shares. The issuance of the ABI Shares has been duly authorized by Parent and, upon delivery to Stockholder of the certificates therefor in accordance with Article I hereof, the ABI Shares will be validly issued, fully paid and nonassessable, free and clear of all Liens and restrictions other than the restrictions imposed herein or by the Securities Act and the rules and regulations promulgated thereunder.

                    3.4. Consents and Approvals; Non-Contravention. None of the execution, delivery or performance of this Agreement or any of the Additional Parent's Documents by Parent, the consummation by Parent of the transactions contemplated hereby or thereby and compliance by Parent with any of the provisions hereof or thereof will (a) violate or conflict with any provision of the Restated Certificate of Incorporation or By-Laws, as amended and restated of Parent,
          (b) to the best knowledge of Parent, require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) require any consent, approval or authorization under any contract, lease or other agreement,
          (d) to the best knowledge of Parent, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or SUB or any of their respective properties or assets or (e) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or any loss of a material benefit) under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the respective properties or assets of Parent or SUB under, any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or SUB is a party or by which Parent or SUB or any of their respective properties or assets may be bound, except, in the case of clauses (c) or (e), for such consents, approvals or authorizations or violations, breaches, defaults or Liens which would not materially impair the ability of Parent or SUB to perform their obligations hereunder and which would not, either individually or in the aggregate, have a material adverse effect on Parent.

                    3.5.  Tax-Free Reorganization Treatment.  In
          connection with the intended treatment of the Merger as a reorganization within the meaning of Section 368(a) of the
          Code:

                         (a)  Prior to the Merger, Parent will be in
          control of SUB within the meaning of Section 368(c)(1) of the Code;

                         (b) Following the Merger, SUB will not issue additional shares of its stock that would result in Parent losing control of SUB within the meaning of Section 368(c)(1) of the Code;

                         (c)  Parent has no plan or intention to
          reacquire any of the ABI Shares issued in the Merger;

                         (d)  Parent has no plan or intention to
          liquidate SUB, to merge SUB with or into another corporation, to sell or otherwise dispose of the stock of SUB, or to cause SUB to sell or otherwise dispose of any of the Company's assets acquired in the Merger, except for dispositions made in the ordinary course of business or transfers of assets described in Section 368(a)(2)(C) of the Code;

                         (e)  Following the Merger, SUB will continue
          the Company's historic business or use a significant portion of the Company's business assets in a business; and

                         (f)  There is no intercorporate indebtedness
          between Parent and Sub that was issued, acquired or will be settled at a discount.

                                   ARTICLE IV

                             COVENANTS OF THE PARTIES

                    4.1. Conduct of Business Pending the Closing. During the period from the date of this Agreement through the Closing, other than as set forth on Schedule A attached hereto, the Company shall not enter into any executory contracts extending beyond the Effective Time, unless otherwise agreed to in writing by Parent.

                    4.2. Listing on American Stock Exchange. The ABI Shares shall be listed on the American Stock Exchange, upon official notice of issuance.

                    4.3. Related Agreements and Instruments. On the Closing Date, each of the parties shall deliver or cause to be delivered to the other parties such other instruments and documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

                                  ARTICLE V

                       CONDITIONS TO THE OBLIGATIONS OF PARENT

                    The obligations of Parent under this Agreement to consummate the transactions contemplated by this Agreement are subject to satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by
          Parent:

                    5.1.  Representations and Warranties.  The
          representations and warranties of Stockholder contained in
          Article II shall be true, complete and correct as of the date when made and at and as of the Effective Time as though such representations and warranties were made at and as of such date.

                    5.2.  Performance.  Stockholder shall have
          performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by him on or prior to the Closing.

                    5.3. Officer's Certificate. Stockholder shall have delivered to Parent a certificate, dated the Closing Date, certifying, to the best of his knowledge, to the fulfillment of the conditions specified in Sections 5.1 and 5.2.

                    5.4. No Injunction. Stockholder shall not be prohibited by any order, judgment, writ, injunction, decree, statute, rule or regulation of any court or other regulatory or administrative agency or commission of competent jurisdiction from consummating the transactions contemplated by this Agreement.

                                 ARTICLE VI

                      CONDITIONS TO THE OBLIGATIONS OF STOCKHOLDER

                    The obligations of Stockholder under this Agreement to consummate the transactions contemplated by this Agreement are subject to satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by
          Stockholder:

                    6.1.  Representations and Warranties.  The
          representations and warranties of Parent contained in Article III shall be true, complete and correct as of the date when made and at and as of the Effective Time as though such representations and warranties were made at and as of such date.

                    6.2. Performance. Parent shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing.

                    6.3. Officer's Certificate. Parent shall have delivered to Stockholder a certificate, dated the Closing Date and signed by its president or vice president, certifying, to the best of such officer's knowledge, to the fulfillment of the conditions specified in Sections 6.1 and 6.2.

                    6.4.  No Injunction.  Parent shall not be
          prohibited by any order, judgment, writ, injunction, decree, statute, rule or regulation of any court or other regulatory or administrative agency or commission of competent jurisdiction from consummating the transactions contemplated by this Agreement.

                                    ARTICLE VII

                              ADDITIONAL AGREEMENTS

                    7.1.  Securities Legend; Stop Transfer
          Instructions. Stockholder agrees that he will not sell or otherwise transfer his ABI Shares unless they are registered under the Securities Act or unless an exemption from such registration is available. Stockholder consents to the placement of a legend on any certificate or other document evidencing his ABI Shares, stating that such ABI Shares have not been registered under the Securities Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof, including the restrictions set forth herein. Stockholder is aware that Parent will make a notation in its appropriate records with respect to the restrictions on the transferability of such ABI Shares. Stockholder also consents and acknowledges that "stop transfer" instructions may be noted against the ABI Shares received by him hereunder. Parent hereby undertakes to remove any legend described in this Section 7.1 or to rescind any "stop transfer" instructions described in this Section 7.1 if Stockholder shall have furnished the Company with an opinion of Fulbright & Jaworski L.L.P. or other counsel reasonably satisfactory to Parent or other written information, in each case, reasonably satisfactory in form and content to Parent that such legend or any such instructions are no longer required (as applicable) or (b) with respect to and at the time of the disposition of any such ABI Shares pursuant to an effective registration statement under the Securities Act.

                    7.2. Further Assurances. From time to time after the Closing, and at the request of any party hereto and without further consideration, any other party shall execute and deliver to the requesting party such documents and take such other action as the requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

                    7.3. Access to Information. From time to time after the Closing, Parent shall afford to Stockholder or his authorized representatives reasonable access to all of the books, records, tax returns, reports and other tax-related materials pertaining to the Company in respect of periods ending on or before the Effective Time.

                                ARTICLE VIII

                          EMPLOYEE BENEFIT MATTERS

                 Stockholder hereby represents, warrants, covenants and agrees with Parent and Sub as follows:

                    8.1.  Benefit Plans.

                         (a)  The only pension plans (within the
          meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company are the Wilbur A. Cowett Incorporated Defined Contribution Pension Plan (the "DC Plan") and the Wilbur A. Cowett Incorporated Defined Benefit Pension Plan (the "DB Plan"). Prior to the Effective Time, the Company will cause the DC Plan (including all assets and liabilities thereof) to be assumed by WILARCO, INC., an affiliate of the Company. Except as specifically provided herein with respect to the DB Plan, neither Parent nor SUB assumes or will assume sponsorship of, or responsibility for contributions to, or liability in respect of any employee benefit plans, contracts or arrangements of any type described in Section 3(3) of ERISA which are or were in effect for the benefit of any current or former employee of the Company (or beneficiaries of any such employee). Each of such employee benefit plans, contracts or arrangements is herein referred to as an "Employee Plan."

                         (b)  With respect to the DB Plan, (1) the
          Company has delivered or, prior to the Effective Time, will deliver, to Parent true, correct and complete copies of (A) the plan document and related trust agreement, (B) the most recent annual report (5500 series) filed with the Internal Revenue Service ("IRS") and (C) the most recent determination letter issued by the IRS with respect to plan qualification; and (2) the Stockholder represents that (A) the plan is covered by a favorable determination letter with respect to its qualified status; (B) the plan has been amended and restated in order to comply with the applicable requirements of the Tax Reform Act of 1986 ("TRA '86"), and subsequent amendments of the Code through and including the Code amendments made by the Unemployment Compensation Amendments and the Omnibus Budget Reconciliation Act of 1993; (C) an application for an IRS determination letter as to the qualified status of the DB Plan will be submitted before the expiration of the TRA '86 remedial amendment period; (D) to the best knowledge of Stockholder, no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) have occurred; (E) there has been no accumulated funding deficiency within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived; (F) the plan has been administered in all material respects in accordance with its terms and the provisions of applicable law; (G) no event has occurred and no circumstance exists or is expected to occur or exist under which the Company or any other person has incurred or may incur, directly or indirectly, liability under the provisions of Title IV of ERISA; and (H) no actions, suits or claims (other than claims for benefits) are pending, threatened or imminent against the Company or any fiduciary (as defined in Section 3(21) of ERISA) of the plan.

                    8.2. Employees. Effective immediately prior to the Effective Time, the Company will cause the termination of employment of all of its employees. The Company neither is nor was a party to any collective bargaining agreement covering the employment of its employees, and the Company has not maintained or contributed to a multi-employer plan (within the meaning of Section 3(37) of ERISA).

                    8.3. Group Health Plans -- COBRA. With respect to each Employee Plan which is a group health plan within the meaning of Section 5001(b)(1) of the Code, the Company has complied with the provisions of Section 4980(B) of the Code.

                    8.4. The Company's DB Plan. Parent and Sub hereby covenant and agree with Stockholder as follows:

                         (a) Subject to the provisions hereof, at the Effective Time, SUB will assume sponsorship and the assets and liabilities of the DB Plan. At the election of Parent, the DB Plan assets and liabilities may be transferred (either at or after the Effective Time) to a new or existing qualified pension plan maintained by Parent or by another member of Parent's controlled group (within the meaning of Section 414(b) or (c) of the Code) in a transfer which satisfies the requirements of Section 414(1) of the Code. Parent shall take such actions as are necessary in order to cause the qualified status of the DB Plan (or its successor) under Section 401(a) of the Code to be maintained through the date of distribution of the entire accrued benefit of Margaret F. Cowett ("MFC"), which distribution shall be made pursuant to subsection (b) of this Section 8.4. Parent and the Company will cooperate fully with each other, and each of them will execute and furnish such documents and take such other and further action as may be reasonably requested by the other in connection with the orderly and proper transfer and assumption of the assets and liabilities of the DB Plan as contemplated herein.

                         (b)  The Company will cause the DB Plan to
          process a lump sum distribution of MFC's DB accrued benefit, of which all but at least $3,000 will be paid to or for the benefit of MFC before the Effective Time; provided, however, that, prior to the Effective Time, the following conditions are satisfied: (1) MFC tenders her resignation as an employee of the Company and (2) MFC duly elects to receive her DB Plan accrued benefit in the form of a lump sum payment (the amount of which will be determined by The Segal Company pursuant to the provisions of the DB Plan and applicable law). Parent will cause the DB Plan (or its successor) on or before December 31, 1995 to satisfy the unpaid portion of MFC's DB Plan accrued benefit in accordance with MFC's pre-Effective Time election, or, if no such election is made, in accordance with the provisions of the DB Plan (as in effect immediately before the Effective Time).

                                    ARTICLE IX

                           SURVIVAL AND INDEMNIFICATION

                    9.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for the applicable statute of limitations period.

                    9.2.  Indemnification.

                         (a) Stockholder agrees to indemnify and hold harmless Parent and its subsidiaries and affiliates and their respective officers, directors, employees and agents against and in respect of any loss, liability (including, without limitation, any liability for taxes of the Company due or claimed to be due in respect to periods ending on or before the Closing Date other than taxes attributable to the Company's ownership of an interest as a Limited Partner of the Partnership subsequent to March 31, 1995), damage, demand, claim, cost, suit, action or cause of action, judgment, award, assessment, interest, penalty or expense (including without limitation, reasonable expenses of investigation and reasonable attorneys' or consultants'
          fees), net of any tax benefits, insurance proceeds or settlement proceeds received in connection therewith (individually a "Loss" and collectively "Losses"), (i) of or against the Company arising prior to the Effective Time or in connection with any action or event occurring on or prior to the Effective Time other than Losses of or against the Partnership, or (ii) otherwise incurred or sustained by any of them as a result of a breach by Stockholder of the representations, warranties, covenants and agreements contained herein or in any document delivered pursuant hereto or in connection herewith, provided that Stockholder shall not be liable for any amount in excess of the Consideration and the principal amount of debt of the Company assumed by Parent, if any.

                         (b)  Parent agrees to indemnify and hold
          harmless Stockholder against and in respect of any Losses incurred or sustained by him as a result of a breach by Parent of the representations, warranties, covenants and agreements contained herein or in any document delivered pursuant hereto or in connection herewith, provided that Parent shall not be liable for any amount in excess of the Consideration.

                    9.3.  Procedure for Indemnification.

                         (a) Any person or entity entitled to assert a claim for indemnification under this Agreement (the "Indemnitee") shall give prompt written notice to the indemnifying party (the "Indemnitor") of any claim or event known to it which does or may give rise to a claim for indemnification hereunder by the Indemnitee against the Indemnitor; provided that the failure of any Indemnitee to give notice as provided in this Section 9.3 shall not relieve the Indemnitor of its obligations under this Article IX, except to the extent that such failure has materially and adversely affected the rights of the Indemnitor. In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any Person who is not a party to this Agreement (a "Third Party Claim"), the Indemnitee shall also give the Indemnitor copies of any written claims, process or legal pleadings with respect to such Third Party Claim promptly after such documents are received by the Indemnitee.

                         (b) An Indemnitor may elect to compromise or defend, at such Indemnitor's own expense and by such Indemnitor's own counsel, any Third Party Claim. If an Indemnitor elects to compromise or defend a Third Party Claim, it shall, within 30 days of the date of its receipt of the notice provided pursuant to Section 9.3(a) hereof (or sooner, if the nature of such Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third Party Claim. The Indemnitor shall pay the Indemnitee's actual out-of-pocket expenses incurred in connection with such cooperation. After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a Third Party Claim, the Indemnitor shall not be liable to the Indemnitee under this Article IX for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided that the Indemnitee shall have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent the Indemnitee if, in the Indemnitee's reasonable judgment, a conflict of interest between the Indemnitee and the Indemnitor exists in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnitor. If an Indemnitor elects not to compromise or defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 9.3, the Indemnitee may negotiate, pay, compromise or defend such Third Party Claim on behalf of and for the account and risk of the Indemnitor. No Indemnitor shall consent to entry of any judgment or enter into any settlement without the written consent of the Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which the Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect of such Third Party Claim.

                         (c)  Notwithstanding the rights of an
          Indemnitor to elect to compromise or defend a Third Party Claim in subparagraph (b) above, if there is a reasonable likelihood that a Third Party Claim may have a material adverse effect on an Indemnitee, other than as a result of money damages or other money payments for which the Indemnitee is entitled to indemnification hereunder, the Indemnitee will have the right, after consultation with the Indemnitor and at the cost and expense of the Indemnitor, to defend such Third Party Claim.

                                    ARTICLE X

                                GENERAL PROVISIONS

                    10.1. Amendment and Waiver. This Agreement may be amended, modified or supplemented only by a written agreement of the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other parties shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

                    10.2. Expenses. Each of the parties hereto agrees to pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees of its counsel, consultants and accountants.

                    10.3. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed given if delivered personally, if sent by Federal Express or other overnight courier or delivery service or if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or to such other address for a party as shall be specified by like notice):

                         (a)  If to Parent, SUB or the Company:

                              c/o American Biltrite Inc.
                              57 River Street
                              Wellesley Hills, Massachusetts  02181
                              Attention:  Richard G. Marcus

                              With a copy to:

                              Skadden, Arps, Slate, Meagher & Flom
                              One Beacon Street
                              Boston, Massachusetts  02108
                              Attention:  Louis A. Goodman, Esq.

                         (b)  If to Stockholder:

                              Wilbur A. Cowett
                              1040 Fifth Avenue
                              New York, New York  10028

                              With a copy to:

                              Fulbright & Jaworski L.L.P.
                              666 Fifth Avenue
                              New York, New York  10103
                              Attention:  William Bush, Esq.

          The address of a party, for the purposes of this Section 10.3, may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder.

                    10.4. Entire Agreement; Binding Effect. This Agreement and the documents referred to herein (a) constitute the entire agreement and supersede all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by either party (by operation of law or otherwise) without the prior written consent of the other party, except that Parent may assign, in its sole discretion, any of its rights, interests and obligations hereunder to any affiliate of Parent; provided, however, that no such assignment shall relieve Parent of its obligations hereunder.

                    10.5.  Applicable Law.  This Agreement shall
          be governed by the laws of the State of New York (without giving effect to the principles of conflicts of laws thereof) as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies.

                    10.6.  Parties in Interest.  This Agreement
          shall be binding upon and inure solely to the benefit of each party hereto and, subject to Section 10.4(b) hereof, their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                    10.7.  Counterparts.  This Agreement may be
          executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    10.8.  Headings; Pronouns and Conjunctions.
          The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated herein or the context otherwise requires, the masculine pronoun shall include the feminine and neuter and the singular shall include the plural. The word "or" shall not be deemed exclusive.

                    10.9.  Severability.  In case any term,
          provision, covenant or restriction of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining terms, provisions, covenants or restrictions, or of such term, provision, covenant or restriction in any other jurisdiction, shall not in any way be affected or impaired thereby.

                    IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

                                        AMERICAN BILTRITE INC.

                                        By/s/Richard G. Marcus
                                          ________________________
                                          Name: Richard G. Marcus
                                          Title: President

                                        ZIRCONIA ACQUISITION CO., INC.

                                        By/s/Richard G. Marcus
                                          ________________________
                                          Name: Richard G. Marcus
                                          Title: President

                                        WILBUR A. COWETT INCORPORATED

                                        By/s/Wilbur A. Cowett
                                          _________________________
                                          Name: Wilbur A. Cowett
                                          Title: President


                                          Wilbur A. Cowett
                                          _________________________



                                                          EXHIBIT A

                            CERTIFICATE OF MERGER

                                    OF

                        ZIRCONIA ACQUISITION CO., INC.

                                    AND

                        WILBUR A. COWETT INCORPORATED

                                   INTO

                        ZIRCONIA ACQUISITION CO., INC.

              UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW

                    We, the undersigned, Richard G. Marcus and
          Henry W. Winkleman, being respectively the President and the Secretary of Zirconia Acquisition Co., Inc., and Wilbur A. Cowett and Leonard M. Leiman, being respectively the President and the Secretary of Wilbur A. Cowett Incorporated, hereby certify:

                    1.   (a)  The name of each constituent
          corporation is as follows:

                         Zirconia Acquisition Co., Inc.
                         Wilbur A. Cowett Incorporated.

                         (b)  The name of the surviving corporation
          is Zirconia Acquisition Co., Inc. and following the merger its name shall be WCI Incorporated.

                    2.   As to each constituent corporation, the
          designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

           Name of             Outstanding        Entitled to Vote
           Corporation

           Zirconia            1 share of Common  1 share of
           Acquisition Co.,    Stock, par value   Common Stock
           Inc.                $10 per share

                               2,000 shares of    2,000 shares of
           Wilbur A. Cowett    Class A Common     Class A Common
           Incorporated        Stock, par value   Stock
                               $10 per share

                               500 shares of      500 shares of
                               Class B Common     Class B Common
                               Stock, par value   Stock
                               $10 per share 500

                    3.   The Certificate of Incorporation of
          Zirconia Acquisition Co., Inc. as in effect immediately prior to the filing of this Certificate of Merger shall be the certificate of incorporation of the surviving corporation until thereafter amended as provided by law, except that Article 1 of such Certificate of Incorporation shall be amended to change the name from Zirconia Acquisition Co., Inc. to WCI Incorporated, such change without further action of the stockholders of Zirconia Acquisition Co., Inc. or the Surviving Corporation.

                    4.   The date when the certificate of
          incorporation of each constituent corporation was filed by the Department of State is as follows:

           NAME OF CORPORATION         DATE OF ADOPTION

           Zirconia Acquisition Co.,   March 23, 1995
           Inc.
           Wilbur A. Cowett            January 10, 1980
           Incorporated

                    5. The merger was adopted by each constituent corporation in the following manner:

                    (a)  As to Zirconia Acquisition Co., Inc. by
          the unanimous written consent of the shareholders.

                    (b)  As to Wilbur A. Cowett Incorporated, by
          the unanimous written consent of the shareholders.


                    IN WITNESS WHEREOF, we have signed this
          certificate on the 31st day of August, 1995 and we affirm the statements contained therein as true under penalties of perjury.

                                      Zirconia Acquisition Co., Inc.
                                      ________________________
                                       (name of Corporation)


                                      ________________________
                                                  (signature)

                                           Richard G. Marcus - President
                                      ________________________
                                    (type name and title of person signing)


                                      ________________________
                                                  (signature)

                                           Henry W. Winkleman - Secretary
                                      ________________________
                                    (type name and title of person signing)

                                         Wilbur A. Cowett Incorporated
                                      ________________________
                                        (name of Corporation)


                                      ________________________
                                                  (signature)

                                          Wilbur A. Cowett - President
                                      ________________________
                                    (type name and title of person signing)


                                      ________________________
                                                  (signature)

                                           Leonard M. Leiman - Secretary
                                      ________________________
                                    (type name and title of person signing)